Exhibit 10.32

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS EXHIBIT MARKED BY [***] HAS BEEN OMITTED BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL

CONTRACT TO GRANT A MARKETING LICENSE FOR CATALAN INSTITUTE OF ONCOLOGY PATENT OWNERSHIP APPLICATION WO2008110579 (International application number PCT/EP2008/052960) TO VCN BIOSCIENCES S.L.

L’Hospitalet on May 16, 2009

BY AND BETWEEN

L’Hospitalet on May 16, 2009 BY AND BETWEEN Of the first part, Joaquim Esperalba Iglesias, General Director of the Catalan Institute of Oncology, of legal age, having as his professional address at Av. Gran Via 199-203, 08907, Hospitalet, Barcelona and holder of DNI (Documento Nacional de Identidad [National Identity Document]) number [***], and

Of the second part, Mr Manel Cascallo Piqueras, Sole Director of VCN BIOSCIENCES S.L., of legal age, a company having its registered office at Pg. Circumvallació 54 of Gelida (08790), and holder of provisional CIF (Código de Identificación Fiscal [Tax Identity Code]) number B65109605.

HEREBY

The first party, acting on behalf of and in legal representation of the Catalan Institute of Oncology, a public company, (hereinafter ICO), in accordance with its Bylaws, the same which were published by means of the Resolution of the Ministry of Health and Social Security of March 7, 1995 (DOGC (Diari Oficial de la Generalitat de Catalunya [Official Gazette of the Autonomous Government of Catalonia]) No. 2029, of 03/24/1995 and by virtue of the powers delegated under the agreement of the Board of Directors of said public company of May 17, 2006, the same which was recorded in a public deed with notarial office registry number 1018, authorized by Notary Public Mr. Carlos Masià Martí, Notary of the Illustrious Notary Public Association of Catalonia, issued on May 18, 2006, and

The second party, acting in the capacity of Sole Director of VCN Biosciences S.L., a company incorporated on May 11, 2009 before the Notary Public Mr. Fernando Morales Limia in l’Hospitalet de Llobregat, notary office registry 711, pending registration in the Company Register (hereinafter, VCN)

REPRESENTATIONS

1.	ICO is a public company that conducts healthcare, teaching and biotechnological research activities in oncology.
2.

The same is the holder of Patent Application WO2008110579 (International application number PCT/EP2008/052960), invented by Manel Cascallo Piqueras, Alena Gros Vidal and Ramon Alemany Bonastre, investigators of the ICO Translational Research Laboratory.

3.	VCN is interested in acquiring a license for the worldwide marketing and exploitation rights for an indefinite period of time in respect of the aforementioned industrial property.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS EXHIBIT MARKED BY [***] HAS BEEN OMITTED BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL

Wherefore, the parties do agree to and establish the following

CLAUSES

ONE.- PURPOSE OF THE AGREEMENT

1.

The purpose of this agreement is to regulate the licensing of the marketing and exploitation rights of the patent application and corresponding PCT number P200700665, the same which is the property of the ICO, with priority date 14/03/2007, entitled “ADENOVIRUS WITH MUTATIONS IN THE AREA OF ENDOPLASMIC RETENTION OF PROTEIN E3-19K AND THEIR USE IN THE TREATMENT OF CANCER” to VCN, for its marketing and exploitation, for an indefinite period and for the purpose of granting an exclusive, indefinite worldwide supply sublicense to the Dutch company called ORCA Therapeutics B.V., the aforementioned without prejudice to the provisions of Clause Sixteen.

2.

This agreement does not include any additional knowledge as to the content of the patent application. In the event that VCN or its sublicensees are interested in these, they will be subject to a transfer advisory agreement in which the corresponding conditions will be regulated.

TWO.- ASSIGNMENT OF LICENSE

VCN, in accordance with the foregoing, automatically receives a manufacturing and marketing license for the purpose of the aforementioned patent, limited to the place, time and purpose indicated in this agreement.

THREE.- DURATION OF THE AGREEMENT AND EXTENSION

The validity period of the license will be unlimited with the only applicable limit being that of the patent’s own validity, counted from the date of the signing of this agreement and without prejudice to the provisions of Clause Sixteen.

FOUR.- AMOUNT AND TERMS OF PAYMENT

As consideration for the license of the exploitation rights, VCN will pay ICO a royalty of [***]% of the net value of the income from the concession of the sublicense by VCN to ORCA. A copy of the agreement that will be signed between ORCA and VCN (and that will not differ substantially from the final one) which regulates the economic conditions between both companies and of which ICO will receive [***]% on lump sums plus net invoicing for royalties, is attached hereto as an annex.

Royalties will be settled quarterly and 30 days after the invoice date.

These amounts must be increased with the corresponding VAT, and will be paid into the account with the following IBAN: [***]on behalf of the Catalan Institute of Oncology; upon the submission of an invoice addressed to Mr. Manel Cascallo Piqueras in VCN’s name.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS EXHIBIT MARKED BY [***] HAS BEEN OMITTED BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL

FIVE.- PATENT MAINTENANCE EXPENSES

During the term of this agreement, VCN will be responsible for the expenses derived from the payment of the annuities to keep the patent in force in any of the geographical areas where it is in force.

SIX.- OWNERSHIP OF PATENT RIGHTS IN OTHER COUNTRIES

If, at VCN’s request, the parties agree to register this patent in any foreign country, it will be registered in the name of ICO, with this agreement being automatically extended for the exploitation of the patent in said country. The procedures in this regard will be carried out by VCN, the same which will be responsible for the corresponding registration and maintenance expenses.

Should VCN not be interested in this regard, ICO may carry out said registration, being free to license the patent to third parties in the countries covering said registration.

SEVEN.- USE OF THE PATENTS ASSIGNED BY ICO

ICO reserves the right to use the techniques, Know-how and inventions assigned to VCN in this agreement, exclusively for the purposes of its own research.

EIGHT.- OBLIGATION TO EXPLOIT

VCN and its sublicensees undertake to use all diligent and commercially reasonable efforts for the exploitation of the patent. Otherwise, ICO may proceed to recover the license.

Pursuant to Title IX Chapter I and II of Law 11/1986, of March 20, on Invention Patents and Utility Models, the holder of a patent has the obligation to exploit it sufficiently.

If, due to negligence or lack of action of the licensee or their sublicensee to obtain the different clinical phases and authorizations necessary for its marketing, or in case of insufficient, geographical and/or quantitative, exploitation, ICO reserves the right to recover at any time and in their entirely, its industrial property rights licensed under the present agreement.

NINE.- ASSIGNMENT OF RIGHTS

VCN may assign to ORCA the rights derived from this agreement, without prior consent from ICO and in respect of the conditions of the annex to this agreement (Agreement with ORCA).

VCN and/or ORCA will provide a copy to ICO of the documentation relating to any other sublicense of VCN or ORCA to third parties.

TEN.- RESPONSIBILITY FOR EXPLOITATION RISKS

VCN assumes all the risks derived from the industrial development of the aforementioned industrial property, both in relation to the products, reliability, clinical trials, etc., as well as in relation to the production systems.

ELEVEN.- TAX RESPONSIBILITIES

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS EXHIBIT MARKED BY [***] HAS BEEN OMITTED BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL

VCN will be responsible for all tax payments that may arise from the manufacture and commercial exploitation of the purpose, or object, of the patent.

TWELVE.- GUARANTEES TO CUSTOMERS

VCN will be responsible for providing the given guarantees to customers in respect of the manufactured object. ICO assumes no liability to third parties and will be held completely harmless from litigation arising from the clinical phase as well as from the commercial manufacturing of the invention that is the purpose of the assignment.

THIRTEEN.- OBLIGATIONS OF VCN TOWARDS ICO

1.	VCN has the following obligations vis-a-vis ICO:

●	To submit a plan and budget to ICO for the development of the patent, or, if relevant, the general terms that will be negotiated in the case of sublicensing with third parties.
●	To send annual written reports, in specifying the following:

-	advances in research, clinical trials, FDA or EMEA approvals
-	timely information on the status of patent processing,
-	development actions, marketing actions and development costs
-	sales volumes of the products subject to this agreement and their invoicing date, from the immediately preceding semester.
-

the accounting records pertaining to the patents affecting this agreement and facilitate access, every two years, to such records, to ICO or to the person or party appointed by the latter to verify compliance with the agreed commitments.

-	any other information of interest to ICO

2.

ICO may require that VCN conduct and participate in the conduct of an audit of its ORCA licensee. To this end, VCN shall promptly inform ICO of its intention to conduct an audit of ORCA or its sublicensees with reasonable advance notice.

3.

VCN undertakes to defend the interests of ICO as an option for conducting additional preclinical research and development related to the marketing of the industrial property that is the purpose of this agreement.

FOURTEEN.- CANCELLATION DUE TO COMMERCIAL UNFEASIBILITY

If, upon completion of the development of the patent that is the purpose of this Agreement, the two parties believe that it is not feasible to commercially exploit the products obtained, they will negotiate the cancellation thereof by mutual agreement.

However, if VCN decides not to maintain the patent, it will notify ICO at least 90 days in advance so that ICO has the option to recover its patent rights.

FIFTEEN.- TERMINATION OF THE CONTRACT

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS EXHIBIT MARKED BY [***] HAS BEEN OMITTED BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL

A breach of any of the obligations set out and contracted in the present agreement, by either of the parties, authorizes the other party to terminate the same. In such case, all manufacture and commercial exploitation by VCN will be automatically cancelled, with the latter being obliged to pay the royalty corresponding to the current semester.

SIXTEEN.- PUBLIC DEED

This document will be recorded in a public deed at the request of any of the contracting parties, at their expense, or when required by applicable legislation.

SEVENTEEN.- JURISDICTION

VCN and ICO undertake to resolve any disagreement that may arise in the development of this agreement in an amicable manner.

In the event of conflict, both parties agree to submit to the Courts of Barcelona, waiving their respective jurisdiction which may differ therefrom.

In witness whereof, the parties do hereby sign this document in two identical copies at the place and on the date indicated herein above.

/s/ JOAQUIM ESPERALBA IGLESIAS	/s/ MANEL CASCALLO PIQUERAS

JOAQUIM ESPERALBA IGLESIAS	MANEL CASCALLO PIQUERAS

DIRECTOR GENERAL	SOLE DIRECTOR
CATALAN INSTITUTE OF ONCOLOGY	VCN BIOSCIENCES S.L.